[GRAPHIC OMITTED]                          FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
           October 24, 2003                414.297.4900  FAX
                                           www.foleylardner.com

                                           CLIENT/MATTER NUMBER
                                           043825-0164
Journal Communications, Inc.
333 West State Street
Milwaukee, Wisconsin  53203
Ladies and Gentlemen:

                  We have acted as counsel for Journal Communications, Inc. (f/k/a The Journal Company), a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) 6,000,000 shares of the Company's Class B-2 Common Stock, $.01 par value (the "Class B Common Stock"), which may be issued pursuant to the Journal Communications, Inc. 2003 Equity Incentive Plan (f/k/a The Journal Company 2003 Equity Incentive Plan) (the "Plan") and (ii) 6,000,000 shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"), which may be issued upon the conversion of the Class B Common Stock issued under the Plan pursuant to the procedures set forth in the Company's Articles of Incorporation, as amended to date (the "Articles").

                  As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Articles and the Bylaws of the Company, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

                  2. The shares of Class B Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.



BRUSSELS     DETROIT         MILWAUKEE      SAN DIEGO           TAMPA
CHICAGO      JACKSONVILLE    ORLANDO        SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER       LOS ANGELES     SACRAMENTO     SAN FRANCISCO       WEST PALM BEACH
             MADISON                        TALLAHASSEE

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Journal Communications, Inc.
October 24, 2003
Page 2


                  3. The shares of Class A Common Stock subject to issuance upon the conversion of the Class B Common Stock issued under the Plan, when issued pursuant to the provisions of, and in the manner contemplated by, the Articles, will be will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

                  We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                           Very truly yours,

                                           /s/ FOLEY & LARDNER

                                           FOLEY & LARDNER